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Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 2, 2001, accompanying the consolidated financial statements of Community Trust Financial Services Corporation for the year ended December 31, 2000, included in the Annual Report of GB&T Bancshares, Inc. on Form 10-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of GB&T Bancshares, Inc. on Form S-4.

                      /s/ PORTER KEADLE MOORE, LLP

Atlanta, Georgia
June 24, 2003

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS